Exhibit 10.16
EXCHANGE AND PURCHASE AGREEMENT
     This Exchange and Purchase Agreement, dated as of November 17, 2006 (this “Agreement”) by and among Hercules Holding II, LLC, a Delaware limited liability company (“Parent”) and the other persons named in the signature pages hereto (the “Management Stockholders”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).
     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 24, 2006 (the “Merger Agreement”), by and among Parent, Hercules Acquisition Corporation, a Delaware corporation (“Merger Sub”) and HCA Inc., a Delaware corporation (the “Company”), and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent; and
     WHEREAS, in connection with the Merger, Parent has agreed to (i) permit the Management Stockholders, and the Management Stockholders desire, immediately prior to the Effective Time, to exchange certain shares (the “Exchanged Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), as specified by the Management Stockholder, for limited liability company membership interests in Parent (“Limited Liability Company Interests”) immediately prior to the Effective Time, which Limited Liability Company Interests will be liquidated, immediately after the Effective Time, in exchange for shares of common stock, par value $0.01 per share, of the Surviving Corporation (the “Surviving Common Stock”) and cash in lieu of fractional shares, if any, and/or (ii) purchase from each Management Stockholder, at a per share purchase price equal to the Merger Consideration, certain other shares of Common Stock owned by such Management Stockholder, as specified by the Management Stockholder; and
     WHEREAS, the parties hereto intend that for U.S. federal income tax purposes, the exchange of Exchanged Shares for Limited Liability Interests in Parent followed by the immediate liquidation of such Limited Liability Interests for shares of Surviving Common Stock be disregarded and treated with respect to each Management Stockholder as an exchange by the Management Stockholder of the Exchanged Shares for the shares of Surviving Common Stock in a transaction described in section 1036 and/or section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, in which no gain or loss is recognized by the Management Stockholder, except to the extent of cash received in lieu of fractional shares.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
THE SHARE EXCHANGE AND SHARE PURCHASE
     1.1 The Share Exchange.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Share Closing (as defined below), each Management Stockholder shall transfer (the “Share

Exchange”) all right, title and interest in and to the shares of Common Stock set forth under the caption “ROLLOVER OF UNRESTRICTED SHARES” in the corresponding signature page for such Management Stockholder, free and clear of any Liens (as defined below), to Parent in exchange for Limited Liability Company Interests in Parent that, immediately after the Effective Time, shall be liquidated in exchange for a number of shares of Surviving Common Stock having a value immediately after the Effective Time equal to the product of (i) the number of Exchanged Shares being transferred by such Management Stockholder in the Share Exchange and (ii) $51.00, less any applicable withholding taxes. Each of the parties hereto agrees to treat, to the extent permitted by applicable law, the Share Exchange for U.S. federal tax purposes as an exchange of the Exchanged Shares for Surviving Common Stock in a transaction described in section 1036 and/or section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, in which no gain or loss is recognized by the Management Stockholder.
     (b) Notwithstanding the foregoing, no certificate or scrip representing fractional shares of Surviving Common Stock shall be issued pursuant to the Share Exchange, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a stockholder of the Surviving Corporation with respect to any such fractional shares. In lieu of any such fractional shares, each Management Stockholder who would otherwise have been entitled to a fraction of a share of Surviving Common Stock pursuant to the Share Exchange in accordance with Section 1.1(a) above shall be entitled to receive from Parent a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by the per share value of the Surviving Corporation immediately after the Merger (and giving effect to any shares issued pursuant to the Share Exchange) less any applicable withholding taxes.
     (c) The Limited Liability Company Interests issued in respect of the Share Exchange to each Management Stockholder may not be directly or indirectly offered, transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by any Management Stockholder. Such Limited Liability Company Interests shall be uncertificated.
     1.2 The Share Purchase. Upon the terms and subject to the conditions set forth in this Agreement, at the Share Closing (as defined below), Parent shall acquire (the “Share Purchase”) from each Management Stockholder, and Management Stockholder shall sell, assign, transfer and deliver to Parent, all right, title and interest in and to the shares of Common Stock (the “Sold Shares”) set forth under the captions “UNRESTRICTED SHARES TO BE PURCHASED BY PARENT” and “RESTRICTED SHARES TO BE PURCHASED BY PARENT” in the corresponding signature page for such Management Stockholder, free and clear of any Liens (other than those, if any, created by Parent), and Parent shall pay to such Management Stockholder in consideration therefor an aggregate cash amount equal to the product of $51.00 and the number of Sold Shares, without interest and less any applicable withholding taxes (such amount, the “Sold Share Consideration”), a portion of which, to the extent relating to proceeds in respect of Sold Shares that are currently subject to vesting or similar restrictions, may be used by such Management Stockholder upon election as set forth under the caption “AFTER-TAX PROCEEDS FROM SALE OF RESTRICTED SHARES TO BE REINVESTED IN SURVIVING CORPORATION SHARES” in his or her signature page to this Agreement, to satisfy all or a portion of the purchase price in respect of such Management Stockholder’s purchase of Purchased Stock (as defined in the Management Stockholder’s Agreement) pursuant to the Management Stockholder’s Agreement (as defined below) (any amounts so used, the “Reinvestment Amount”).

     1.3 Share Closing. The closing (the “Share Closing”) of the Share Exchange and Share Purchase shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, on the date of the Closing but immediately prior to the Effective Time, provided that the conditions set forth in Section 5.1 hereof shall have been satisfied or waived on or prior thereto. At the Share Closing, (a) each of the Management Stockholders will deliver and surrender or will cause to be delivered and surrendered to Parent the certificate or certificates representing the Exchanged Shares and Sold Shares, in each case duly endorsed for transfer to Parent and/or accompanied by stock or other appropriate powers duly endorsed in blank, or such other instruments of transfer as Parent may reasonably request, including without limitation a letter of instruction to the Company’s transfer agent, and a properly completed Internal Revenue Service Form W-9, and (b) Parent will deliver or cause to be delivered to each of the Management Stockholders, if applicable, an amount in cash equal to (i) the sum of (x) the Sold Share Consideration in respect of such Management Stockholder’s Sold Shares and (y) any cash to be paid such Management Stockholder in lieu of fractional shares of Surviving Common Stock pursuant to Section 1.1(b) hereof less (ii) such Management Stockholder’s Reinvestment Amount, if any, by certified bank check to the address designated by such Management Stockholder and set forth on his or her signature page to this Agreement. Immediately after the Closing, Parent will deliver or cause to be delivered to each of the Management Stockholders engaging in the Share Exchange, if applicable, a stock certificate or certificates representing that number of shares of Surviving Common Stock to be received by such Management Stockholder in the Share Exchange.
     1.4 Closing under the Merger Agreement. In the event that the Share Closing has occurred but the Closing does not occur for any reason whatsoever, (a) each Management Stockholder shall return, as promptly as practicable, to Parent an amount in cash equal to any Sold Share Consideration and any cash received in lieu of fractional shares received by such Management Stockholder at the Share Closing (less any applicable Reinvestment Amount) and (b) Parent shall return, as promptly as practicable, to each Management Stockholder such Management Stockholder’s Exchanged Shares and Sold Shares transferred to Parent at the Share Closing and, upon compliance with the foregoing, no party shall have any further rights or obligations under this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PARENT
     Parent hereby represents and warrants to the Management Stockholders as of the date hereof and the date of the Share Closing that:
     2.1 Corporate Existence and Power. Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.
     2.2 Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby are within Parent’s limited liability company powers and have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent. Assuming this Agreement is the valid and binding agreement of each of the Management Stockholders, this Agreement constitutes the legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally and general equitable principles.
     2.4 Noncontravention. The execution, delivery and performance by Parent of this Agreement does not and will not (a) violate the certificate of formation or operating agreement of Parent, (b) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Parent, (c) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit to which Parent is entitled under any provisions of any agreement or other instrument binding upon Parent or any of its assets or properties or (d) result in the creation or imposition of any material mortgage, lien, pledge, charge, security interest or encumbrance (each, a “Lien”) on any property or asset of Parent.
     2.5 Valid Issuance of Securities. The shares of Surviving Common Stock and Limited Liability Company Interests which are being issued to the Management Stockholders hereunder will, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, have been duly and validly authorized and issued and will be fully paid and nonassessable.
     2.6 Sufficiency of Funds. At the Share Closing, Parent will have sufficient funds necessary to pay the aggregate amount of all Sold Share Consideration (less all Reinvestment Amounts) and cash in lieu of fractional shares payable to the Management Stockholders at such time.
     2.7 Company Action. Prior to the Share Closing, Parent shall use its reasonable best efforts to cause the Company to take such actions as are necessary to permit the issuance of shares of the Surviving Common Stock contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS
     Each Management Stockholder hereby represents and warrants, severally and not jointly, to Parent as of the date hereof and the date of the Share Closing that:
     3.1 Authorization. This Agreement has been duly and validly executed and delivered by such Management Stockholder. Assuming this Agreement is the valid and binding agreement of Parent, this Agreement constitutes the legal, valid and binding agreement of such Management Stockholder, enforceable against such Management Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally and general equitable principles.
     3.3 Noncontravention. The execution, delivery and performance by each of the Management Stockholders of this Agreement does not and will not (a) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Management Stockholder, (b) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Management Stockholder or to a loss of any benefit to which such Management Stockholder is entitled under any provision of any agreement or other instrument binding upon such Management Stockholder or any of his or her assets or properties or (c) result in the creation or imposition of any material Lien on any property or asset of such Management Stockholder.
     3.5 Valid Title. Such Management Stockholder is the sole (or joint with his or her spouse) record and beneficial owner of the Sold Shares and Exchanged Shares which are transferred by such Management Stockholder to Parent hereunder and such Management Stockholder has good and valid title to those shares, free and clear of any preemptive rights, Liens, transfer taxes, claims, charges, assessments or encumbrances of any kind or other restrictions on transfer.
     3.6 Accredited Investor Status. Such Management Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933, as amended.
     3.7 Additional Representations. Such Management Stockholder hereby makes those representations and warranties set forth in Sections 2(f) and 2(g) of the Management Stockholder’s Agreement with respect to the shares of Surviving Common Stock to be received by such Management Stockholder under the Share Exchange.
ARTICLE IV
COVENANTS OF PARENT AND THE MANAGEMENT STOCKHOLDERS
     4.1 Other Agreements. At or prior to the Share Closing, (a) each of the Management Stockholders and the Company shall enter into a Management Stockholder’s Agreement, the form of which is attached hereto as Exhibit A (the “Management Stockholder’s Agreement”) and (b) Parent and each of the Management Stockholders shall enter into a Sale Participation Agreement, the form of which is attached hereto as Exhibit B (the “Sale Participation Agreement”). Each Management Stockholder acknowledges and agrees that any shares of Surviving Common Stock received at the Share Closing pursuant to the Share Exchange and such Management Stockholder’s rights in respect thereof shall be subject to the terms and conditions set forth in the Management Stockholder’s Agreement and Sale Participation Agreement, including without limitation the restrictions on transfer set forth therein.
     4.2 Further Assurances. Parent and each Management Stockholder agree that, from time to time, whether on or after the date of the Share Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.
ARTICLE V
CONDITIONS TO SHARE CLOSING; TERMINATION
     5.1 Conditions to the Share Closing.
     (a) Each party’s respective obligations to consummate the transactions contemplated by Article I is subject to (i) the satisfaction or waiver on or prior to the Share

Closing of all conditions to closing set forth in Article VIII of the Merger Agreement (other than those conditions which by their terms are to be satisfied at Closing under the Merger Agreement) and (ii) each party to the Merger Agreement being ready, willing and able to consummate the Merger following completion of the transactions contemplated by this Agreement.
     (b) Parent’s obligations to consummate the transactions contemplated by Article I with respect to each Management Stockholder is further subject to (i) the representations and warranties of such Management Stockholder contained in this Agreement being true in all material respects when made and at and as of the Closing Date, as if made at and as of such date, (ii) such Management Stockholder having performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (iii) such Management Stockholder having executed and delivered the Sale Participation Agreement and the Management Shareholders Agreement, and (iv) such Management Stockholder shall have delivered to Parent a properly completed Internal Revenue Service Form W-9.
     5.2 Termination. This Agreement shall terminate with respect to Parent and each Management Stockholder automatically without any action on the part of the parties hereto on the earlier to occur of (a) termination of the Merger Agreement in accordance with the terms thereof and (b) the Effective Time, if the transactions contemplated by Article I with respect to such Management Stockholder have not been consummated prior thereto as a result of the conditions set forth in Section 5.1 not being satisfied.
     5.3 Effect of Termination. If this Agreement is terminated pursuant to Section 5.2, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent or any Management Stockholder or their Affiliates, provided that if termination pursuant to Section 5.2(b) shall result from the willful failure of a party to perform a covenant of this Agreement, such party shall not be relived of any liability for such breach prior to such termination. Nothwithstanding the foregoing, the provisions in Sections 1.4, 6.4, 6.5 and 6.6 will survive the termination hereof.
ARTICLE VI
MISCELLANEOUS
     6.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address or to such other person as the party shall have furnished to each other party in writing in accordance with this provision:
          if to Parent, to:
Hercules Holding II, LLC

c/o Merrill Lynch Global Private Equity
Four World Financial Center, Floor 23

New York, NY 10080
Attention: George A. Bitar
Facsimile: (212) 449-1119
and
Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention: Chris Gordon
Facsimile: (617) 516-2010
and
Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention: James C. Momtazee
Facsimile: (650) 233-6584
with copies to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: David J. Sorkin
Facsimile: (212) 455-2500
if to a Management Stockholder, at such Management Stockholder’s address as set forth on his or her respective signature page hereto.
     6.2 Amendments and Waivers. (c) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, the foregoing notwithstanding, this Agreement may be amended without the consent of the Management Stockholders unless such amendment (i) materially adversely affects the rights or obligations of the Management Stockholders hereunder, in which case such amendment shall not be effective unless and until such Management Stockholders have consented thereto in writing or (ii) adversely affects the rights or obligations of the Management Stockholders hereunder in more than a de minimus way but less than a material way, in which case such amendment shall require the consent of a majority of the equity interests held by such affected class of stockholders prior to becoming effective.
     (d) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     6.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of (a) Parent, in the case of assignment, delegation or transfer of any rights or obligations hereunder by a Management Stockholder, and (b) a majority of the Management Stockholders, in the case of assignment, delegation or transfer of any rights or obligations hereunder by Parent.
     6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.
     6.5 Jurisdiction; Arbitration.
     (a) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in Nashville, TN. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.
     (b) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each party to this Agreement shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator. If the Management Stockholder substantially prevails on any of his or her substantive legal claims, then Parent shall reimburse all legal fees and arbitration fees incurred by the Management Stockholder to arbitrate the dispute.
     6.6 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     6.7 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as to a particular Management Stockholder when such Management Stockholder shall have received a counterpart hereof signed by Parent. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.
     6.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
     6.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.
     6.11 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
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     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

HERCULES HOLDING II, LLC
By:
Name:
Title:

MANAGEMENT STOCKHOLDER SIGNATURE PAGE

Name:	____________
Address:
____________
____________
____________
Bank Account Information:
Bank Name:
Bank Address:
ABA #:
A/C Name:
A/C No.:
Contact:
Name:
Phone:
NOTE: YOU MAY NOT EXCHANGE OPTIONS TO PURCHASE COMMON STOCK OF THE COMPANY PURSUANT TO THIS EXCHANGE AND PURCHASE AGREEMENT.
EXCHANGED SHARES
1.	Are you exchanging shares of Common Stock that you currently own for shares of common stock of the Surviving Corporation?
☐ Yes ☐ No
If yes, please indicate the shares you agree to exchange in the grid below.
If yes, please indicate the shares you agree to exchange in the grid below.

DESCRIPTION OF EXCHANGED SHARES
Name and Address of Registered
Holder or Name and Address			Certificate
of Broker and the Account Number		Date Shares to be	Number(s) of Shares
of the Broker Account in	Number of Shares to	Exchanged were	to be Exchanged, if
Which Shares Are Held	be Exchanged	Acquired	applicable

Total

SOLD SHARES
2.	Do you wish Parent to purchase shares of Common Stock that you currently own rather than receiving Merger Consideration (as defined in the Merger Agreement) in respect of such shares from the Company’s Paying Agent pursuant to the Merger Agreement?
☐ Yes ☐ No

If yes, please indicate the shares you wish Parent to purchase in the grid below.

DESCRIPTION OF SOLD SHARES
Name and Address of Registered
Holder or Name of Broker			Certificate
and the Account Number		Date Shares to be	Number(s) of Shares
of the Broker Account in	Number of Shares to	Sold were	to be Sold, if
Which Shares Are Held	be Sold to Parent	Acquired	applicable

Total number of restricted shares Total number of unrestricted shares Total number of Sold Shares
YOU UNDERSTAND AND AGREE THAT (I) IN ORDER TO RECEIVE ANY SHARES IN THE SURVIVING CORPORATION AND/OR ANY CASH CONSIDERATION IN RESPECT OF SHARES SOLD TO PARENT PURSUANT TO THIS EXCHANGE AND PURCHASE AGREEMENT, YOU MUST SUBMIT ANY DOCUMENTATION APPLICABLE TO YOU AS SET FORTH IN SECTION 1.3 OF THIS EXCHANGE AND PURCHASE AGREEMENT AND (II) EXECUTION OF THIS AGREEMENT CONSTITUTES ASSENT TO THE CONSUMMATION OF THE MERGER AND CONSTITUTES A WAIVER BY THE UNDERSIGNED OF ANY APPRAISAL OR DISSENTERS’ RIGHTS WITH RESPECT TO ANY EXCHANGED SHARES AND SOLD SHARES UNDER THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“DGCL”) WHETHER OR NOT THE UNDERSIGNED HAS PREVIOUSLY MADE A WRITTEN DEMAND UPON THE COMPANY AND/OR OTHERWISE COMPLIED WITH THE APPRAISAL RIGHTS PROVISIONS OF THE DGCL.
IN WITNESS WHEREOF, I hereby agree to be a party to this Agreement as a “Management Stockholder” as of the date first above written.
Signature:___________________________

EXHIBIT A
FORM OF MANAGEMENT STOCKHOLDER’S AGREEMENT

EXHIBIT B
FORM OF SALE PARTICIPATION AGREEMENT